                                                                    Exhibit 10.1

                         AMERICAN ITALIAN PASTA COMPANY

                              EMPLOYMENT AGREEMENT

                                  JOHN P. KELLY

     This EMPLOYMENT  AGREEMENT (this  "Agreement"),  effective November 6, 2007
(the  "Effective  Date")  is by  and  between  American  Italian  Pasta  Company
("Employer"),  and John P. Kelly ("Executive")  (collectively "the parties") and supersedes any and all prior oral or written agreements between the parties with respect to the subject matter hereof.

WITNESSETH:

     WHEREAS,  in  connection  with such  business,  Employer  desires to employ
Executive in the capacity of Chief  Operating  Officer  until the current  Chief
Executive  Officer steps down, and thereafter it is intended that he be employed in the capacity of Chief Executive Officer; and

     WHEREAS, Executive desires to be employed by Employer in such capacity.

     NOW,  THEREFORE,  in  consideration  of the promises  and mutual  covenants contained  herein and other good and  valuable  consideration,  the  receipt and sufficiency  of  which is  hereby  acknowledged,  the  parties  hereby  agree as follows:

1.   Term of Employment. The term of Executive's employment under this Agreement
(the  "Employment  Term") will  commence as of the  Effective  Date and continue until  terminated  pursuant to Section 7, below. The provisions of Sections 4, 5 and 6, below,  survive any  termination  of  Executive's  employment  and/or any termination or expiration of this Agreement.

2.   Duties of Executive.

     2.1 In accepting such employment,  Executive shall undertake and assume the responsibility  of performing for and on behalf of Employer such duties as shall reasonably  be assigned to Executive by the board of directors of Employer  (the
"Board")  at any  time  and  from  time to time  and in  accordance  with all of
Employer's policies,  practices and procedures. It is understood and agreed that
Executive's  principal duties on behalf of Employer are and shall be to serve as
Chief Operating  Officer until the current Chief Executive  Officer is no longer employed as such, and thereafter it is intended that he serve as Chief Executive
Officer.

     2.2 Executive  will, to the reasonable  satisfaction  of the Board,  at all times  faithfully,  industriously,  and  to the  best  of  Executive's  ability, experience,  and  talents  perform all of the duties that may be required of and from Executive pursuant to the express and implicit terms hereof.

     2.3 Executive shall devote  substantially  all of Executive's  professional time, attention,  knowledge,  and skills solely to the business and interests of
Employer,  and Employer

shall be entitled to all of the benefits, profits, and other issues arising from or  incident  to all  professional  work,  services,  and  advice of  Executive.
Executive   may,   with   the   prior   written    approval   of   the   Board's
Nominating/Governance    Committee,   participate   in   civic   or   charitable
organizations  and serve as a member of the board of directors of noncompetitive public or private businesses, which approval must be reviewed annually.

3.   Compensation. Employer shall pay Executive, and Executive shall accept from
Employer,  in payment for Executive's services rendered to Employer hereunder an annual base salary ("Base Salary") equal to Four Hundred Fifty Thousand  Dollars
($450,000).   Executive   shall  pay  such  Base   Salary  in  equal   bi-weekly
installments. Base Salary shall be reviewed annually by the Board's Compensation
Committee for possible adjustment.

     3.1 Position  Acceptance  Payment.  On the Effective  Date,  Employer shall award Executive  49,000 shares of restricted stock of Employer and 145,000 stock appreciation  rights  pursuant to the attached  forms of award  agreement.  Such awards  shall  have been  approved  by the Board of  Directors  or  Compensation
Committee of the Board in accordance  with the provisions of the Employer's 2000
Equity  Incentive  Plan,  as amended (the "Plan").  Notwithstanding  any vesting requirements provided in such award agreements,  the Plan or the Severance Plan, these awards will  accelerate  and become fully vested upon any  termination  of
Executive  by the  Employer  other than for Cause as defined in Section 7, below
(provided,  however,  the  award  agreements  shall  control  in  the  event  of
Executive's disability, death or retirement).

     3.2 Annual Incentive Program. Executive will be eligible for an annual cash incentive  payment based on  Employer's  measures of EBITDA and cash flow as set forth on  Exhibit  A,  hereto,  at  threshold,  target and  maximum  levels.  At threshold level of Employer performance for the fiscal year ending September 26,
2008 ("FY2008"),  Executive will be eligible for a payment for FY2008 equivalent to 49% of Base Salary;  at target level of Employer  performance  for the fiscal year ending  September  26, 2008  ("FY2008"),  Executive  will be eligible for a payment for FY2008  equivalent  to 70% of Base Salary;  and at maximum  level of
Employer  performance  for FY2008,  Executive  will be eligible for a payout for
FY2008 of 91% of Base Salary.  Payout for FY2008 will be guaranteed at $157,500.
Annual cash incentives  post-FY2008 will be established in the discretion of the
Compensation Committee.

     3.3 Long Term  Incentive  Program.  Executive  will be eligible  for equity grants under the Employer's Long Term Incentive Program in the discretion of the
Compensation  Committee.  In the event any such  awards  are made,  they will be divided equally between stock appreciation rights and shares of restricted stock and will vest ratably over a three (3) year period.

     3.4  Reimbursement  of  Business  Expenses.  Employer  agrees to  reimburse
Executive for reasonable  travel,  entertainment,  and other  business  expenses incurred in the performance of Executive's  duties  hereunder in accordance with
Employer's  policies on terms no less  favorable  than those  policies in effect immediately prior to the date hereof.

     3.5 Benefits. Executive shall be entitled to relocation and living expenses of $130,000 during his family's  transition to the Kansas City metropolitan area during the period  ending no later than 120 days after the Effective  Date,  and reimbursement  of up to $7,500  for

legal services related to review of this Agreement.  These payments will be made on or before  December 1, 2007.  Executive  shall  participate  in an  equitable manner with other senior executive employees of Employer in all welfare benefit, incentive compensation, or other plans or arrangements authorized,  adopted, and maintained from time to time by Employer,  including,  without  limitation,  the following:  automobile  allowance,  profit sharing plan,  medical  reimbursement plan,  group life  insurance  plan,  medical  and  dental  insurance  plan,  and long-term disability income plan, if in effect with Employer. Executive shall be entitled to four (4) weeks vacation annually.

4.   Non-Competition, Nonsolicitation and Nondisparagement.

     4.1 Executive  acknowledges and recognizes the highly competitive nature of the business of Employer and its affiliates and  accordingly  agrees as follows:
during the Employment Term and until the date that is eighteen (18) months after the date that  Executive  ceases  employment  with  Employer for any reason (the
Employment Term and such period hereinafter  referred to as the  "Noncompetition
Period"),  Executive will not, in any area in the world where Employer  conducts business,  directly or indirectly own, manage, operate, control, be employed by, consult  with,  or be  connected  in any manner with the  ownership  (other than passive investments of not more than one percent of any class of the outstanding equity of any  company  or entity  listed  or  traded on a  national  securities exchange or in an over-the-counter securities market), management, operation, or control of any business activity in which the Company is actively engaged at the time Executive's employment with the Company ceases.

     4.2  During the  Noncompetition  Period,  Executive  will not  directly  or indirectly  induce or attempt to induce any  employee  of Employer or any of its affiliates  to engage in any  activity in which  Executive  is  prohibited  from engaging  by  Section  4.1 hereof or to  terminate  his or her  employment  with
Employer or any of its  affiliates,  will not directly or  indirectly  assist or attempt to assist others in engaging in any of the activities in which Executive is  prohibited  from  engaging by Section 4.1 hereof,  and will not  directly or indirectly employ or offer employment to any person who was employed by Employer or any of its affiliates  unless such person shall have ceased to be employed by
Employer or any of its affiliates for a period of at least 12 months.

     4.3  During the  Noncompetition  Period,  Executive  will not  directly  or indirectly  induce or attempt to induce any  customer or supplier of Employer or any of its affiliates to move, reduce or not increase its trade or business with
Employer or any of its affiliates  (whether or not the communication  relates to doing  business  during a period  that is  during  or after  the  Noncompetition
Period).

     4.4

          (a) Executive acknowledges and agrees that disparaging statements made by Executive  about  Employer or its board  members,  officers or employees would be uniquely detrimental to the interests of both parties.  Therefore,
     Executive  agrees to refrain from making any disparaging  statements  about
     Employer  or its board  members,  officers or  employees,  except as may be compelled by law.

          (b) Employer acknowledges and agrees that disparaging  statements made about  Executive would be detrimental to Executive and,  therefore,  during the Noncompetition Period, Employer agrees, for itself and its officers and
     Board  members,  to refrain from making any  disparaging  statements  about
     Executive, except as may be compelled by law.

     4.5 Any and  all  inventions,  designs,  discoveries,  writings,  analyses, improvements,  processes,  procedures and/or techniques (hereafter "Intellectual
Property") that Executive has made, conceived,  discovered or developed,  or may hereafter make, conceive, discover or develop, either solely or jointly with any other person or persons,  at any time during the term of Executive's  employment with  Employer,  whether  during  working  hours or at any other  time,  whether conceived by Executive  alone or with others,  whether  conceived in conjunction with the use of any assets of  Employer,  and whether at the request or upon the suggestion of the Board or otherwise, that relate to or are useful in connection with any business  carried on or  contemplated by the Employer shall be the sole and exclusive property of Employer.  Executive shall make full disclosure to the
Board of all Intellectual Property as and when requested by the Board. Executive shall do  everything  necessary to vest the absolute  title thereto in Employer.
Executive  agrees  that he shall not be entitled  to any  additional  or special compensation  or  reimbursement  in  connection  with  any and all  Intellectual
Property.  All Intellectual Property shall be the exclusive property of Employer whether or not patent or trademark  applications  are filed  thereon.  Executive agrees that  Executive  shall never at any time during or after  termination  of
Executive's  employment with Employer have or claim any right, title or interest in any Intellectual  Property belonging to or used by Employer.  Executive shall execute  all  necessary  papers,  maintain  adequate  and  current  records  and otherwise  provide  assistance,  at the  expense of  Employer,  during and after termination of Executive's employment with Employer to enable Employer to obtain for themselves or their nominee patents, copyrights,  trademarks,  registrations or other legal  protection for such  Intellectual  Property and protect the same against infringement by others.

     4.6 Executive acknowledges that the restrictions contained in Section 4 are reasonable  and  appropriate  and  that,  in the  event  of any  termination  of
Executive's  employment,  Executive  shall not challenge  such  restrictions  as overbroad or otherwise unenforceable.  Executive further acknowledges and agrees that, if a court of competent  jurisdiction  determines  such  restrictions  are unenforceable for any reason,  such court shall modify the restrictions in order for, but only to the least extent necessary for, the restrictions to be enforced by such court. If such court finds that any such restriction  cannot be modified so as to make it enforceable,  such restriction may be deleted by such court and the  enforceability  of all  other  restrictions  will  be  unaffected  by  such deletion.

5.   Confidentiality.  Executive  acknowledges  that,  in  and  as a  result  of
Executive's  employment  by Employer,  Executive has been and will be making use of, acquiring, and/or adding to confidential information of a special and unique nature and value relating to such matters as Employer's trade secrets,  systems, procedures,  manuals,  confidential reports, and lists of customers and/or other services  rendered by Employer,  the equipment and methods used and preferred by
Employer's  customers,  and the  prices  paid by such  customers.  As a material inducement to Employer to enter into this Agreement, and to pay to Executive the compensation  referred to in Section 3.1 hereof,  Executive covenants and agrees
Executive shall not, at any time

during or after the Employment Term, directly or indirectly  disclose,  divulge, or use for Executive's own benefit or purposes or the benefit or purposes of any other person, firm, partnership,  joint venture,  association,  corporation,  or other business  organization,  entity, or enterprise other than Employer and any of its subsidiaries or affiliates any trade secrets, information, data, or other confidential  information relating to customers,  development  programs,  costs, prices, marketing, trading, investment, sales activities,  promotion, credit and financial  data,  manufacturing  processes,  financing  methods,  plans,  or the business and affairs of Employer  generally or of any subsidiary or affiliate of
Employer;  provided,  however, that the foregoing shall not apply to information that is not unique to Employer or that is generally known to the industry or the public other than as a result of breach of this covenant. Executive agrees that, upon  termination  of  Executive's  employment  with  Employer  for any  reason,
Executive will return to Employer immediately all Employer property,  including, without limitation, all memoranda, books, manuals, training materials,  records, computer software, papers, plans, contracts, agreements,  information,  letters, and other data, and all copies thereof or therefrom,  in any way relating to the business of  Employer  and its  affiliates,  except  that  Executive  may retain personal notes, notebooks, and diaries.  Executive further agrees that Executive will not  retain or use for  Executive's  account  at any time any trade  names, trademark, or other proprietary business designation used or owned in connection with the business of Employer or its affiliates.

6.   Specific Performance and Survival.

     6.1 Executive acknowledges and agrees that Employer's remedies at law for a breach or  threatened  breach of any of the  provisions  of  Section 4 hereof or
Section 5 hereof would be inadequate and, in recognition of this fact, Executive agrees that, in the event of such a breach or threatened  breach, in addition to any remedies at law,  Employer,  without posting any bond,  shall be entitled to
obtain  equitable  relief  in  the  form  of  specific  performance,   temporary
restraining  order,  temporary or permanent  injunction,  or any other equitable remedy that may then be available.

     6.2  The  parties  agree  that  the  terms  of  Sections  4,  5,  and 6 are independent  of and separable  from the other  provisions of this  Agreement and that the  termination of this Agreement (or of Executive's  employment)  for any reason will not affect  Executive's  obligations  under Sections 4, 5, and 6 and further  shall not  affect the  enforceability  of  Sections  4, 5, and 6. Those
Sections  will  survive  and  continue  to be fully  binding on and  enforceable against Executive and Employer after any termination of this Agreement.

7.   Termination of Employment.

     7.1  Termination of  Employment.  Either party may terminate this Agreement and  Executive's  employment  hereunder  at any time,  with or without  cause or reason. Executive shall be a participant in Employer's Severance Plan for Senior
Vice Presidents and Above  effective May 2, 2006 (the "Severance  Plan") and the terms of the Severance Plan shall apply to Executive.

     7.2  Termination for Cause; Resignation.

          7.2.1 General.  If Executive's  employment  hereunder is terminated by
     Employer  for Cause (as defined in the  Severance  Plan),  or if  Executive resigns from  Executive's  employment  hereunder,  then Executive  shall be entitled  only to payment of  Executive's  Base Salary,  as adjusted  under
     Section  3,  earned  through  and  including  the  date of  termination  or resignation,  plus any bonus  that had been  approved  by the  Compensation
     Committee prior to the date of such termination for which Executive has met all eligibility criteria.  Executive shall have no further right to receive any other compensation or to participate in any other plan, arrangement, or benefit, after such termination for Cause.

          7.2.2  Involuntary  Termination.  In  the  event  Employer  materially reduces the duties and responsibilities of the Executive below the level of
     Chief  Operating  Officer (or as he becomes  Chief  Executive  Officer then below the level of Chief  Executive  Officer)  or  materially  reduces  the compensation  and  benefits  of  the  Executive,  other  than  as  part  of
     compensation  and  benefit  reduction   implemented  with  respect  to  the
     Employer's  executive officers  generally,  Executive may resign within ten business  days  thereafter  and treat such  resignation  as an  involuntary termination under the Severance Plan.

          7.2.3 Date of Termination.  The date of termination for Cause shall be the date of receipt by Executive of notice of such termination. The date of resignation  shall be the date of  receipt  by  Employer  of the  notice of resignation.

          7.2.4  Certain  Breaches.   Notwithstanding   any  provision  of  this
     Agreement to the contrary,  if Executive is employed by Employer,  then any breach of Sections 4 or 5 shall permit Employer to terminate the employment of  Executive  for  Cause  (regardless  of the  definition  of Cause in the
     Severance  Plan),  and,  whether or not  Executive is employed by Employer, from and after any breach by  Executive  of Sections 4 or 5, then  Employer shall cease to have any obligation to make payments to Executive under this
     Agreement.

     7.3  Conditions to Severance  Payments.  Employer's  obligation to make any severance  payments due pursuant to the Severance  Plan or to make available any benefits to Executive pursuant to the Severance Plan (other than COBRA benefits)
is expressly  conditioned on Executive complying in full with the obligations of the  Severance  Plan  and the  obligations  under  Sections  4, 5, and 6 of this
Agreement. In the event Executive does not fully comply with such obligations or
in  the  event  any  such   obligations  are  determined  by  any  court  to  be
unenforceable  to any extent,  Employer shall be relieved of all  obligations to provide any  severance or  post-termination  benefits.  Any dispute  between the parties as to whether the Executive fully complied with such  obligations  shall be subject to arbitration  under the provisions of Section  10.13,  hereof,  and during the pendency of any such  arbitration  Employer  shall make any severance payments otherwise due into an "rabbi trust account" to be held pending finality of the  arbitration.  Notwithstanding  anything  in the  Severance  Plan or this
Agreement to the contrary,  in order to avoid a violation of Section 409A of the
Internal Revenue Code of 1986 (the "Code") any severance  payments due Executive shall be  deferred  for a period of six (6) months  following  his  termination, after which time any  severance  payments due  Executive  shall begin,  with the first such payment  including an amount equal to the aggregate  amount  deferred for such six (6) month period.

8.   Death or Permanent Disability.

     8.1 Death. If Executive's employment hereunder is terminated by death, then
Employer shall,  within 90 days of the date of death, make a lump sum payment to
Executive's  estate (or other  beneficiary  designated  by Executive in writing)
equal to all Base Salary and  bonuses,  if any,  earned and accrued  through the date of  death.  Thereafter,  Employer  shall  have  no  further  obligation  to
Executive under the Agreement.

     8.2  Permanent  Disability.  If Executive  becomes  physically  or mentally disabled  while  employed by Employer  under this  Agreement  so that  Executive is--with  or without  reasonable  accommodation--unable  to render the  services provided for by this  Agreement  for a period of six  consecutive  months or for shorter periods  aggregating six months during any 24-month  period,  or so that
Executive has a Disability (as defined under Employer's  then-current disability policy),  then  Employer  may,  at any  time  after  the  last  day  of the  six consecutive  months of  disability,  the day on which  the  shorter  periods  of disability  equal an aggregate of six months,  or the day on which  Executive is determined to have a Disability,  terminate Executive's employment hereunder for
"Permanent   Disability"  by  written   notice  to  Executive.   Following  such
termination,  Executive  shall be entitled to receive from Employer (i) all Base
Salary and bonuses, if any, accrued through the date of termination and (ii) any other benefits payable under Employer's  then-current disability policy, but all other  rights  of  Executive  hereunder  shall  terminate  as  of  the  date  of
Executive's termination.

9.   Excess Parachute Payments.

     9.1 If any payment by Employer or the receipt of any benefit from  Employer
(whether or not pursuant to this  Agreement)  shall be deemed to  constitute  an
"excess parachute payment" as such term is described in Section 280G of the Code so as to result in the loss of a deduction  to Employer  under Code Section 280G or in the imposition of an excise tax on the Executive  under Code Section 4999, or any successor  sections  thereto (an "Excess  Parachute  Payment"),  then the
Executive  shall be paid either (i) the amounts  and  benefits  due, or (ii) the amounts and benefits due shall be reduced to an amount equal to one-dollar  ($1)
less  than the  maximum  amount  allowed  under the Code  that  would  avoid the existence of an "Excess  Parachute  Payment,"  whichever  amount  results in the greater  after-tax payment to the Executive.  Employer,  in its sole discretion, shall  determine  whether or not an "excess  parachute  payment" would otherwise occur and shall determine the amount and method of the foregoing reduction.

     9.2  Notwithstanding the provisions of Section 9.1 above, if any payment by
Employer or the receipt of any benefit from Employer (whether or not pursuant to this  Agreement)  in calendar year 2008 or 2009 shall be deemed to constitute an
"excess parachute payment" as such term is described in Section 280G of the Code so as to result in the loss of a deduction  to Employer  under Code Section 280G or in the imposition of an excise tax on the Executive  under Code Section 4999, or any successor  sections  thereto,  then in addition to the amounts payable or benefits  provided under this  Agreement,  Executive shall receive an additional amount  equal to the amount of any excise tax  imposed on  Executive  under Code
Section  4999.  Such  additional

amount shall be paid to Executive on or before  December 31 of the calendar year following  the  calendar  year in which the  Executive  remits  such excise tax.
Employer,  in its sole  discretion,  shall  determine  whether or not an "excess parachute  payment"  would  otherwise  occur and shall  determine the amount and method of the foregoing reduction.

10.  Miscellaneous.

     10.1  Assignment of Executive  Benefits.  This Agreement shall inure to the benefit of and be  enforceable  by each of the parties  hereto,  and  Employer's successors and assigns and, in the case of the Executive,  his personal or legal representatives,  executors,  administrators,  heirs, distributees, devisees and legatees.  Executive's  obligations  under this  Agreement  are personal and not assignable by Executive.

     10.2 No Right to Employment. Nothing contained in this Agreement or any act done  pursuant  hereto  shall be  construed  as giving  any  person any legal or equitable  right  against  Employer,  except to enforce the  provisions  of this
Agreement,  or as giving  any  person a right to be  retained  in the  employ of
Employer.  Subject to the  provisions set forth herein,  Executive  shall remain subject to assignment,  reassignment,  promotion,  transfer,  layoff, reduction, change in employment terms,  suspension,  and discharge to the same extent as if this Agreement had never been executed.

     10.3 No Conflicting  Agreements.  Executive represents to Employer (i) that there are no  restrictions,  agreements  or  understandings  whatsoever to which
Executive is a party that would prevent or make unlawful  Executive's  execution or  performance  of this  Agreement or employment  hereunder;  and (ii) that the execution of this  Agreement and  Executive's  employment  does not constitute a breach of any contract,  agreement or understanding,  oral or written,  to which
Executive is a party or by which Executive is bound.

     10.4  Governing  Law.  In view of the fact  that the  principal  office  of
Employer is located in the State of Missouri,  the parties  understand and agree that the  construction and  interpretation  of this Agreement shall at all times and in all respects be governed by the laws of the State of  Missouri,  that the state and federal courts  situated in the State of Missouri shall have exclusive jurisdiction  over any claims  arising  under or in relation  to this  Agreement
(subject to the  arbitration  provision in Section 10.13,  below),  and that the parties consent to personal jurisdiction in such state and federal courts.

     10.5  Headings.  The  headings of the  Sections of this  Agreement  are for reference  only and not to limit,  expand,  or otherwise  affect the contents of this Agreement.

     10.6 Entire  Agreement;  Modification.  Except as to  Employer's  Severance
Plan,  equity benefit plan,  any instrument  relating to an option or restricted share granted  thereunder and written  agreements  signed by both of the parties hereto from time to time after the date  hereof,  this  Agreement  contains  the entire  agreement and  understanding  by and between Employer and Executive with respect  to the  subject  matter  hereof,  and  any  representations,  promises, agreements,  or understandings,  written or oral, not herein contained,  whether
related  to  Employer's  operations  or  financial  condition,   the  terms  and
conditions of Executive's employment,  or any other matter, shall be of no force or effect. Except as provided in Section

4.6, no change, waiver, or modification of any provision of this Agreement shall be valid or  binding  unless the same is in writing  and duly  executed  by both parties  and no  evidence  of any  waiver or  modification  shall be  offered or received in evidence of any proceeding,  arbitration,  or litigation between the parties  hereto  arising out of or affecting  this  Agreement,  or the rights or obligations of the parties  hereunder,  unless such waiver or modification is in writing,  duly  executed as  aforesaid,  and the parties  further agree that the provisions of this Section 10.6 may not be waived except as set forth herein.

     10.7 Waiver of Breach.  The waiver by Employer of a breach of any provision of this Agreement by Executive  shall not operate or be construed as a waiver of any subsequent breach by Executive.

     10.8  Notice.  For the  purpose of this  Agreement,  notices  and all other communications  provided for in the  Agreement  shall be in writing and shall be deemed  to have been  duly  given  when  delivered  or  mailed by United  States registered mail,  return receipt  requested,  postage prepaid,  addressed to the respective  addresses  set  forth  on the  execution  page  of  this  Agreement, provided,  however,  that all  notices  to  Employer  shall be  directed  to the attention of the Board of Directors of Employer  with a copy to the Secretary of
Employer,  or to such other  address as either  party may have  furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt.

     10.9  Withholding  Taxes.  Employer may withhold  from any amounts  payable under this Agreement such federal,  state, and local taxes as may be required to be withheld pursuant to any applicable law or regulation.

     10.10  Consultation  with  Attorney.   Executive  represents  that  he  has
consulted  with  an  attorney   concerning  the  terms  of  this  Agreement  and
understands  the  Agreement,  including  but not  limited to the  provisions  of
Sections 4, 5 and 6.

     10.11 Counterparts.  This Agreement may be signed in counterparts,  each of which shall be an original,  with the same effect as if the  signatures  thereto and hereto were upon the same instrument.

     10.12  Interpretation  of Agreement.  In any action to enforce or interpret this Agreement,  the parties shall be considered  joint authors;  this Agreement shall not be strictly construed for any purpose against either party.

     10.13 Arbitration of Disputes.

          10.13.1  Any  dispute  or claim  arising  out of or  relating  to this
     Agreement  or any  termination  of  Executive's  employment,  other  than a dispute or claim  arising  under  Sections 4 through 6, shall be settled by final and binding  arbitration in the greater Kansas City metropolitan area in  accordance  with  the  Employment  Arbitration  Rules  of the  American
     Arbitration  Association,  and  judgment  upon the  award  rendered  by the arbitrators may be entered in any court having jurisdiction thereof.

          10.13.2 The fees and expenses of the arbitration  panel shall be borne equally by Executive and Employer, unless the arbitrator orders otherwise.

          10.13.3  Either  party may elect to have any dispute  governed by this
     Section 10.13 to be resolved by a panel of three arbitrators, and the party
     electing  same  shall  bear  any  additional   costs  resulting  from  such
     selection, the provision of Section 10.13.2 notwithstanding.

     IN  WITNESS  WHEREOF,  Employer  and  Executive  have  duly  executed  this
Agreement as of the day and year first hereof written.

I ACKNOWLEDGE AND UNDERSTAND THIS AGREEMENT CONTAINS AN ARBITRATION CLAUSE.

                                       EXECUTIVE:

                                       Signature:  /s/ John P. Kelly
                                                 -------------------------------
                                       Printed Name:  John P. Kelly
                                       Address:       109 Rio Cordillera
                                                      Bourne, TX 78006

                                       AMERICAN ITALIAN PASTA COMPANY

                                       By:  /s/ William R. Patterson
                                          --------------------------------------
                                       Printed Name:  William R. Patterson,
                                                      Chairman

                                       Address:       4100 N. Mulberry Dr.
                                                      Suite 200
                                                      Kansas City,  MO  64116

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